Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                          For the Month of June 2000
                       Distribution Date of July 20, 2000
                            Servicer Certificate #45

Original Pool Amount                                   $486,507,362.75

Beginning Pool Balance                                  $45,146,253.30
Beginning Pool Factor                                        0.0927966

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $3,897,099.87
     Interest Collected                                    $353,821.16

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $35,816.44
Total Additional Deposits                                   $35,816.44

Repos / Chargeoffs                                         $147,950.25
Aggregate Number of Notes Charged Off                               78

Total Available Funds                                    $4,249,183.02

Ending Pool Balance                                     $41,138,757.63
Ending Pool Factor                                           0.0845594

Servicing Fee                                               $37,621.88

Repayment of Servicer Advances                              $37,554.45

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,742,195.76
     Target Percentage                                          10.00%
     Target Balance                                      $4,113,875.76
     Minimum Balance                                     $9,730,147.26
     (Release) / Deposit                                   ($51,112.77)
     Ending Balance                                      $9,691,082.99

Current Weighted Average APR:                                   9.466%
Current Weighted Average Remaining Term (months):                13.08

Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days            $885,562.86      537
                                 31 - 60 days           $321,208.93      181
                                 60+  days              $175,812.94       83

     Total:                                           $1,382,584.73      563

     Balances:                   60+  days            $1,739,579.96       83

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $51,112.77
+    Excess Serv.                                             $0.00
+    Transfer (to) / from Collections Account           ($39,064.27)
     Beginning Balance                                $9,742,195.76

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of June 2000

                                                                      NOTES
                                                                                                        CLASS B        CLASS C
                                      TOTAL         CLASS A - 1      CLASS A - 2       CLASS A - 2    CERTIFICATES   CERTIFICATES
                                 $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                                5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance            $45,146,253.30
Ending Pool Balance               $41,138,757.63

Collected Principal                $3,859,545.42
Collected Interest                   $353,821.16
Charge - Offs                        $147,950.25
Liquidation Proceeds / Recoveries     $35,816.44
Servicing                             $37,621.88
Cash Transfer from Reserve Account    $39,064.27
Total Collections Available
  for Debt Service                 $4,250,625.41

Beginning Balance                 $45,146,253.32            $0.00            $0.00   $35,304,862.68   $5,307,851.03   $4,533,539.61

Interest Due                         $243,129.74            $0.00            $0.00      $186,233.15      $28,750.86      $28,145.73
Interest Paid                        $243,129.74            $0.00            $0.00      $186,233.15      $28,750.86      $28,145.73
Principal Due                      $4,007,495.67            $0.00            $0.00    $3,747,008.45     $140,262.35     $120,224.87
Principal Paid                     $4,007,495.67            $0.00            $0.00    $3,747,008.45     $140,262.35     $120,224.87

Ending Balance                    $41,138,757.65            $0.00            $0.00   $31,557,854.23   $5,167,588.68   $4,413,314.74
Note / Certificate Pool Factor                             0.0000           0.0000           0.1334          0.3035          0.3027
   (Ending Balance / Original Pool Amount)
Total Distributions                $4,250,625.41            $0.00            $0.00    $3,933,241.60     $169,013.21     $148,370.60

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                           $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance     $9,742,195.76
(Release) / Draw                     ($51,112.77)
Ending Reserve Acct Balance        $9,691,082.99

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of June 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                 6                5                4                3                 2               1
                              Jan-00           Feb-00           Mar-00           Apr-00            May-00          Jun-00
Beginning Pool Balance    $68,371,105.77   $62,720,712.10   $58,106,259.40   $54,000,053.23   $49,552,250.82   $45,146,253.30

A)  Loss Trigger:
    Principal of Contracts
      Charged Off             $46,351.33       $30,718.56      $132,854.35       $78,106.69       $66,833.71      $147,950.25
    Recoveries                $19,939.19       $22,648.10       $62,757.57       $84,134.84       $12,706.44       $35,816.44

Loss Trigger - Reserve Account Balance                                Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)       $241,679.60               Total Charged off (Months 1 - 6)          $502,814.89
     Total Recoveries (Months 3, 2, 1)        $132,657.72               Total Recoveries (Months 1 - 6)           $238,002.58
     Net Loss / (Recoveries) for 3 Mos        $109,021.88(a)            Net Loss/(Recoveries) for 6 Mos.          $264,812.31 (c)

Total Balance (Months 5, 4, 3)            $174,827,024.73(b)            Total Balance (Months 1 - 6)          $337,896,634.62 (d)

Loss Ratio Annualized  [(a/b) * (12)]             0.7483%               Loss Ratio Annualized [(c/d) (12)]           0.94045%

Trigger:  Is Ratio > 1.5%                              No               Trigger:  Is Ratio > 6.0%                          No

                                                                                 Apr-00            May-00          Jun-00
B)   Delinquency Trigger:                                                     $1,388,180.48    $1,051,153.50    $1,739,579.96
     Balance delinquency 60+ days                                                  2.57070%         2.12130%         3.85321%
     As % of Beginning Pool Balance                                                2.16624%         2.22903%         2.84841%
     Three Month Average

Trigger:  Is Average > 2.0%                           Yes

C)   Noteholders Percent Trigger:                 1.9920%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer